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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)         January 27,1998
                                                 ------------------------------


                        INTERUNION FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                               0-28638              87-0520294
-------------------------------        ----------------     ---------------------------------
(State or other jurisdiction of        (Commission File     (IRS Employer Identification No.)
incorporation or organization)             Number)


249 Royal Palm Way, Suite 301 H, Palm Beach, Fl             33480
(Address of principal executive offices)                    (Zip Code)



(561) 820 - 0084
(Issuer's telephone number)


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(Former name, former address and former fiscal year, if changed since last report)




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                         PART I - FINANCIAL INFORMATION

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None to report.


ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

None to report.


ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None to report.


ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None to report.


ITEM 5 - OTHER EVENTS

The Company has entered into a credit facility that would permit it to borrow $400,000. The terms of this loan calls for both capital and interest to be paid no later then August 9, 1998. Interest is to be calculated at the rate of 11% per annum.

The credit facility has been secured by placing in trust as collateral 177,750 Common Shares of the Company, issued from treasury. Should the market value of the Common Share of the Company be less then $3.37, then the Company will be required to issue in trust as further collateral that number of Common Shares of the Company to bring the market value of all shares issued in trust as collateral to no less than $600,000.

The Company in turn has advanced these funds to Receptagen Ltd. (TSE: RCG) with the same interest rate, 11% per annum. Upon approval by the holders of a majority of the voting shares of Receptagen Ltd., excluding any votes casted by the Company or on behalf of the Company: 1) The Company will have the option to convert the loan into Common Shares of Receptagen; and 2) The Company will received 10,000,000 share purchase warrants from Receptagen Ltd. Each share purchase warrants entitles the holder to acquire one common share of Receptagen Ltd. at $0.10 for a period of three years.


ITEM 6 - RESIGNATIONS OF DIRECTORS

None to report.


ITEM 7 -FINANCIAL STATEMENTS AND EXHIBITS

None to report.


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ITEM 8 -CHANGE IN FISCAL YEAR

None to report.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                InterUnion Financial Corporation
                                --------------------------------
                                          (Registrant)



Date   January 27, 1998         /s/  Georges Benarroch, Director
    --------------------------  --------------------------------------
                                           (Signature)*


Date   January 27, 1998         /s/  Ann Glover, Director
    --------------------------  --------------------------------------
                                           (Signature)*





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